 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

SECOND QUARTER 2018 FINANCIAL RESULTS

Calabasas, CA, August 15, 2018 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three and six months ended June 30, 2018. For the three months ended June 30, 2018, revenues were $8.6 million and net income was $0.2 million ($0.03 diluted income per share) compared with revenues of $9.2 million and net loss of $0.9 million ($0.17 diluted loss per share) for the three months ended June 30, 2017. For the six months ended June 30, 2018, revenues were $17.5 million and net loss was $2.0 million ($0.38 diluted loss per share) compared with revenues of $18.2 million and net loss of $3.0 million ($0.57 diluted loss per share) for the six months ended June 30, 2017.

Stockholders’ equity was $56.8 million as of June 30, 2018, or $10.70 per common share, including unrealized after-tax investment losses of $1.4 million, compared to stockholders’ equity of $59.9 million as of December 31, 2017, or $11.30 per common share, including unrealized after-tax investment losses of $0.2 million.

“Our top priority remains the achievement of sustainable growth in profits. Our loss ratio and investment yields improved during the second quarter of 2018 compared to the first quarter of 2018 and the second quarter of 2017. Our immediate focus remains on premium adequacy, risk selection and expense control,” said Cary L. Cheldin, Unico’s President and Chief Executive Officer.  “I believe our quarterly results demonstrate that the changes we made during the past 18 months are making a positive difference. We intend to continue making such changes.”

About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary, Crusader Insurance Company, since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s Web site at www.crusaderinsurance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (or “the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (or “the Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company plans, objectives, beliefs and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

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Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, failure to meet minimum capital and surplus requirements; vulnerability to significant catastrophic property loss; a change in accounting standards issued by the Financial Accounting Standards Board; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; changes in federal or state tax laws; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers and or losses in excess of reinsurance limits; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations; downgrade in financial strength rating by A.M. Best; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; ability to effectively compete; maximization of long-term value and no focus on short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; and difficulty in effecting a change of control or sale of any subsidiaries.

Please see Part I - Item 1A – “Risk Factors” in the Company’s 2017 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files with the SEC from time-to-time, for other important factors that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	June 30	December 31
	2018	2017
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: June 30, 2018 $66,514; and December 31, 2017 $58,153)	$64,768	$57,849
Held-to-maturity:
Fixed maturities, at amortized cost (fair value: June 30, 2018 $20,602; December 31, 2017 $28,098)	20,602	28,098
Short-term investments, at fair value	200	1,848
Total Investments	85,570	87,795
Cash, cash equivalents, and restricted cash	7,835	9,367
Accrued investment income	320	491
Receivables, net	4,550	6,006
Reinsurance recoverable:
Paid losses and loss adjustment expenses	94	127
Unpaid losses and loss adjustment expenses	8,805	8,394
Deferred policy acquisition costs	3,718	4,163
Property and equipment, net	9,818	10,015
Deferred income taxes	4,178	3,381
Other assets	611	560
Total Assets	$125,499	$130,299

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$50,066	$49,077
Unearned premiums	16,824	18,768
Advance premium and premium deposits	240	208
Accrued expenses and other liabilities	1,602	2,301
Total Liabilities	$68,732	$70,354

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,307,133 at June 30, 2018, and December 31, 2017	$3,773	$3,773
Accumulated other comprehensive loss	(1,379)	(240)
Retained earnings	54,373	56,412
Total Stockholders’ Equity	$56,767	$59,945

Total Liabilities and Stockholders' Equity	$125,499	$130,299

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
REVENUES
Insurance company operation:
Net earned premium	$7,363	$8,220	$15,045	$16,141
Investment income	453	264	897	476
Other income	112	68	168	136
Total Insurance Company Operation	7,928	8,552	16,110	16,753

Other insurance operations:
Gross commissions and fees	671	671	1,278	1,413
Finance charges and fees earned	34	18	52	36
Other income	10	—	10	—
Total Revenues	8,643	9,241	17,450	18,202

EXPENSES
Losses and loss adjustment expenses	4,929	5,909	12,731	14,434
Policy acquisition costs	1,515	1,591	3,137	3,089
Salaries and employee benefits	1,127	1,965	2,415	3,313
Commissions to agents/brokers	41	45	82	87
Other operating expenses	744	1,082	1,610	1,897
Total Expenses	8,356	10,592	19,975	22,820

Income (loss) before taxes	287	(1,351)	(2,525)	(4,618)
Income tax expense (benefit)	119	(460)	(486)	(1,580)
Net Income (Loss)	$168	$(891)	$(2,039)	$(3,038)

PER SHARE DATA:
Basic
Earnings (loss) per share	$0.03	$(0.17)	$(0.38)	$(0.57)
Weighted average shares	5,307,133	5,307,133	5,307,133	5,307,133
Diluted
Earnings (loss) per share	$0.03	$(0.17)	$(0.38)	$(0.57)
Weighted average shares	5,307,133	5,307,133	5,307,133	5,307,133

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Six Months Ended
	June 30
	2018	2017
Cash flows from operating activities:
Net Loss	$(2,039)	$(3,038)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	282	265
Bond amortization, net	129	(426)
Bad debt expense	—	15
Non-cash stock based compensation	—	12
Changes in assets and liabilities:
Net receivables and accrued investment income	1,627	(318)
Reinsurance recoverable	(378)	(2,791)
Deferred policy acquisitions costs	445	9
Other assets	(47)	416
Unpaid losses and loss adjustment expenses	989	4,883
Unearned premium	(1,944)	502
Advance premium and premium deposits	32	161
Accrued expenses and other liabilities	(699)	47
Income taxes current/deferred	(498)	(1,584)
Net Cash Used by Operating Activities	(2,101)	(1,847)

Cash flows from investing activities:
Purchase of fixed maturity investments	(10,735)	(29,348)
Proceeds from maturity of fixed maturity investments	8,741	25,218
Proceeds from sale or call of fixed maturity investments	1,000	1,050
Net decrease (increase) in short-term investments	1,648	(2,101)
Additions to property and equipment	(85)	(95)
Net Cash Provided (Used) by Investing Activities	569	(5,276)

Cash flows from financing activities:
Net Cash Used by Financing Activities	—	—

Net decrease in cash, cash equivalents, and restricted cash	(1,532)	(7,123)
Cash, cash equivalents, and restricted cash at beginning of period	9,367	22,603
Cash, Cash Equivalents, and Restricted Cash at End of Period	$7,835	$15,480

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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